                                                                   EXHIBIT 99-28



         SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 19, 1999 among DTE CAPITAL CORPORATION, a Michigan corporation (the "Borrower") which is wholly owned by DTE Energy Company, a Michigan corporation (the "Parent"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") and ABN AMRO BANK N.V., BARCLAYS BANK PLC, BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH, COMERICA BANK and DEN DANSKE BANK AKTIESELSKAB, as co-agents, for the Lenders (as hereinafter defined).


         PRELIMINARY STATEMENTS.

         (1) The Borrower has entered into an Amended and Restated Credit Agreement dated as of January 21, 1998, as amended as of October 21, 1998 and as of January 18, 1999 (as so amended, the "Original Credit Agreement") with the Agent and certain lenders, financial institutions and other institutional lenders named therein or a party thereto immediately prior to the effectiveness of this Agreement (collectively, the "Existing Lenders").

         (2) The Borrower has requested that the Initial Lenders enter into this Agreement to amend and restate the Original Credit Agreement as set forth herein. The Initial Lenders have indicated their willingness to amend and restate the Original Credit Agreement upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Article III, the Original Credit Agreement is amended and restated in its entirety to read as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Advance" means a Revolving Credit Advance or a Competitive Bid
    Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such

    Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Account No. 36852248, Attention: Christian Laughton.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

         "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


           ==============================================================================================================
                      Public Debt Rating                 Applicable Margin for              Applicable Margin for
                         S&P/Moody's                       Base Rate Advances             Eurodollar Rate Advances
           ==============================================================================================================
           Level 1
           A- / A3 or above                                        0%                               .400%
           --------------------------------------------------------------------------------------------------------------
           Level 2
           Lower than Level 1, but at least
            BBB+ / Baa1 or above                                   0%                               .500%
           --------------------------------------------------------------------------------------------------------------
           Level 3
           Lower than Level 2, but at least
           BBB / Baa2 or above                                     0%                               .600%
           --------------------------------------------------------------------------------------------------------------
           Level 4
           Lower than Level 3, but at least
            BBB- / Baa3 or above                                   0%                               .800%
           --------------------------------------------------------------------------------------------------------------
           Level 5
           Lower than Level 4, or
           no Public Debt Rating in Effect                         0%                              1.600%
           ==============================================================================================================


    At any time more than 50% of the Commitments are utilized, the Applicable Margin will increase by (i) .125% at Levels 1, 2, 3 and 4 and (ii) .250% at Level 5.

         "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


         ======================================================================
                   Public Debt Rating                     Applicable
                      S&P/Moody's                         Percentage
         ======================================================================
         Level 1
         A- / A3 or above                                    .100%
         ----------------------------------------------------------------------
         Level 2
         Lower than Level 1, but at least BBB+
         / Baa1 or above                                     .125%
         ----------------------------------------------------------------------
         Level 3
         Lower than Level 2, but at least
         BBB / Baa2 or above                                 .150%
         ----------------------------------------------------------------------
         Level 4
         Lower than Level 3, but at least BBB-
         / Baa3 or above                                     .200%
         ----------------------------------------------------------------------
         Level 5
         Lower than Level 4, or
         no Public Debt Rating in Effect                     .400%
         ======================================================================


         "Assigned Rights" means the rights of the Borrower under Sections 1, 2, 3 and 4 of the Support Agreement and all other rights that are intended to secure the obligations of the Borrower under this Agreement.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

         "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

              (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

              (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average

         (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

              (c) 1/2 of one percent per annum above the Federal Funds Rate.

         "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

         "Borrower" has the meaning specified in the recital of parties to this Agreement.

         "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capitalization" means the sum of tangible net worth plus Consolidated Debt.

         "Collateral Assignment Agreement" has the meaning specified in Section 3.01(h)(vi).

         "Commitment" has the meaning specified in Section 2.01.

         "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

         "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

         "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

         "Competitive Bid Reduction" has the meaning specified in Section 2.01.

         "Confidential Information" means information that a Loan Party furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than a Loan Party.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases,
    (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through
    (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. See the definition of "Nonrecourse Debt" below.

         "Declining Lender" has the meaning specified in Section 2.16.

         "DECO" means The Detroit Edison Company, a Michigan corporation wholly owned by the Parent.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 8.07(d), (e) and (f) and (iii) is not otherwise a Lender.

         "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit D hereto.

         "Disclosed Litigation" has the meaning specified in Section 3.01(b).

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period.

         "Effective Date" has the meaning specified in Section 3.01.

         "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
    (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (viii) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed by either party; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under
    Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

         "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

         "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Section 6.01.


         "Existing Commitment" means, for each Existing Lender, all of such Existing Lender's rights in and to, and all of its obligations under, the Commitment (as defined in the Original Credit Agreement) held by it under the Original Credit Agreement as of the Effective Date.

         "Existing Lenders" has the meaning specified in the Preliminary Statements hereto.

         "Existing Notes" means the Notes as defined in, and issued pursuant to, the Original Credit Agreement.

         "Extending Lenders" has the meaning specified in Section 2.16.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Financial Officer" of any Person means the chief executive officer, president, chief financial officer, controller, treasurer or any assistant treasurer of such Person.

         "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i).

         "GAAP" has the meaning specified in Section 1.03.

         "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
    (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Information Memorandum" means the information memorandum dated December 1998 used by the Agent and Salomon Smith Barney Inc., as arranger in connection with the syndication of the Commitments. "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                   (i) the Borrower may not select any Interest Period that ends after the Revolver Termination Date then in effect or, if the Advances have been converted to a term loan pursuant to Section
              2.06 prior to such selection, which ends after the Maturity Date;

                   (ii) Interest Periods commencing on the same date for
              Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                   (iii) whenever the last day of any Interest Period would
              otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                   (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

              "Junior Subordinated Debentures" means subordinated junior deferrable interest debentures issued by DECO from time to time.

              "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

              "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

              "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

              "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

              "Loan Documents" means this Agreement, the Notes, the Support Agreement and the Collateral Assignment Agreement.

              "Loan Parties" means the Borrower and the Parent.

              "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either Loan Party and its Subsidiaries taken as a whole.

              "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of either Loan Party or either Loan Party and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under any Loan Document or (c) the ability of either Loan Party to perform its obligations under any Loan Document to which it is a party.

              "Maturity Date" means the earlier of (a) the one year anniversary of the Term Loan Conversion Date and (b) the date of the termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.01.

              "Moody's" means Moody's Investors Service, Inc.

              "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

              "Nonrecourse Debt" means Debt of either Loan Party or any of their Subsidiaries in respect of which no recourse may be had by the creditors under such Debt against such Loan Party or such Subsidiary in its individual capacity or against the assets of such Loan Party or such Subsidiary, other than assets which were purchased by such Loan Party or such Subsidiary with the proceeds of such Debt.

              "Note" means a Revolving Credit Note or a Competitive Bid Note.

              "Notice of Competitive Bid Borrowing" has the meaning specified in
         Section 2.03(a)(i).

              "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

              "Original Credit Agreement" has the meaning specified in the Preliminary Statement hereto. "Parent" has the meaning specified in the recital by the parties to this Agreement.

              "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

              "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

              "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

              "Plan" means a Single Employer Plan or a Multiple Employer Plan.

              "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced senior unsecured Debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the lower rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

              "Reference Banks" means Citibank, N.A., Barclays Bank PLC and The First National Bank of Chicago.

              "Register" has the meaning specified in Section 8.07(g).

              "Required Lenders" means at any time Lenders owed at least 66-2/3% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

              "Revolver Termination Date" means the earlier of (a) January 18, 2000 or, if extended pursuant to Section 2.16, the date that is 364 days after the Revolver Termination Date then in effect, and (b) the date of termination in whole of the Commitments pursuant to Section
         2.05 or 6.01; provided, however, that the Revolver Termination Date of any Lender that is a Declining Lender to any requested extension pursuant to Section 2.16 shall be the Revolver Termination Date in effect immediately prior to the date on which such extension was granted, for all purposes of this Agreement.

              "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and, if the Borrower has made the Term Loan Election in accordance with Section 2.06, includes each such advance that remains outstanding after the Term Loan Conversion Date, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

              "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

              "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

              "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

              "SEC Reports" means the following reports filed with or sent to the Securities and Exchange Commission by the Parent or DECO, as the case may be:

                         (a) the Form 10K of DECO for the year ended December
              31, 1997,

                         (b) the Forms 10Q of DECO for the quarters ended March
              31, 1998, June 30, 1998 and September 30, 1998, and

                  (c) the Audited Consolidated Financial Statements of the
              Parent for the year ended December 31, 1997, together with the notes thereto, as contained in the Parent's 1997 annual report to Shareholders.

              "Single Employer Plan" means a single employer plan, as defined in
         Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

              "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

              "Support Agreement" has the meaning specified in Section
         3.01(h)(v).

              "Term Loan Conversion Date" has the meaning specified in Section 2.06.

              "Term Loan Election" has the meaning specified in Section 2.06.

              "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

              "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

              "Year 2000 Problem" shall mean that the computer hardware, software or equipment containing embedded microchips of the Parent or any of its Subsidiaries which is essential to its business or operations will, as a result of processing dates or time periods occurring after December 31, 1999, malfunction causing a system failure or miscalculations resulting in disruptions of operations or inability to engage in normal business activities.

              SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

              SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

              SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the earlier of the Revolver Termination Date and the Term Loan Conversion Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(g), as such amount may be reduced pursuant to Section
2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

              SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or 9:00 A.M. (New York City time) the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before

11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

         (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

         (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

         (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

              SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the earlier of the Revolver Termination Date and the Term Loan Conversion Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

              (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the earlier of the Revolver Termination Date and the Term Loan Conversion Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

              (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing. (iii) The Borrower shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                   (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                   (y) accept one or more of the offers made by any Lender or
              Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid

              Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

              (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

              (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

              (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iii)(y) above,
         such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

         (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

         (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

         (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

         (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

         (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

         (g) Upon delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay a non-refundable fee of $3,000 to the Agent for its own account.

              SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender (other than the Designated Bidders) a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Maturity Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, and on the Maturity Date.

         (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

              SECTION 2.05. Termination or Reduction of the Commitments. (a) If the Borrower has not made the Term Loan Election at least 15 days prior to the Revolver Termination Date, the Commitments shall be automatically terminated on the Revolver Termination Date. If the Borrower has made the Term Loan Election in accordance with Section 2.06, from time to time after the Term Loan Conversion Date upon each prepayment of the Revolving Credit Advances, the aggregate Commitments of the Lenders under this Agreement shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which the aggregate Commitments of the Lenders under this Agreement immediately prior to such reduction exceeds the aggregate unpaid principal amount of the Revolving Credit Advances outstanding at such time.

         (b) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

              SECTION 2.06. Repayment of Revolving Credit Advances; Term Loan Election. (a) The Borrower shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Revolver Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

         (b) The Borrower may, at any time prior to the Revolver Termination Date and upon not less than 15 days' notice to the Agent, elect (the "Term Loan Election") to convert all of the Revolving Credit Advances outstanding on the date specified in such notice (the "Term Loan Conversion Date") into a term loan which the Borrower shall repay in full to the Agent for the ratable account of the Lenders on the Maturity Date; provided that no Default has occurred and is continuing on the date of notice of the Term Loan Election or on the Term Loan Conversion Date.

              SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

              (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus
         (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

              (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit

Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

              SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

         (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

         (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         (f) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

              (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

              (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

              (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

              SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

              SECTION 2.10. Prepayments of Revolving Credit Advances. (a) Optional Prepayment. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M., (i) on the same day for Base Rate Advances and (ii) on the second Business Day prior to the prepayment in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

              (b) Mandatory Prepayment. The Borrower shall, upon five Business Days notice from the Agent given at the request or with the consent of the Required Lenders, prepay the aggregate principal amount outstanding plus all interest thereon and all other amounts payable hereunder or under the Notes, in the event that (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Parent; or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

              SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the

Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         (c) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.11, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Notes held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

              SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder,
(i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

              SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

         (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

              SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

         (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

         (g) In the event that a Lender demands payment from the Borrower for amounts owing pursuant to subsection (a) or (b) of this Section 2.14, the Borrower may, upon payment of such amounts and subject to the requirements of Sections 8.04 and 8.07, substitute for such Lender another financial institution, which financial institution shall be an Eligible Assignee and shall assume the Commitments of such Lender and purchase the Notes held by such Lender in accordance with Section 8.07, provided, however, that (i) no Default shall have occurred and be continuing, (ii) the

Borrower shall have satisfied all of its obligations in connection with the Loan Documents with respect to such Lender, and (iii) if such assignee is not a Lender, (A) such assignee is acceptable to the Agent and (B) the Borrower shall have paid the Agent a $3,000 administrative fee.

              SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

              SECTION 2.16. Extensions of Revolver Termination Date. No earlier than 45 days and no later than 30 days prior to the Revolver Termination Date in effect at any time, the Borrower may, by written notice to the Agent, request that such Revolver Termination Date be extended for a period of 364 days. Such request shall be irrevocable and binding upon the Borrower. The Agent shall promptly notify each Lender of such request. If a Lender agrees, in its individual and sole discretion, to so extend its Commitment (an "Extending Lender"), it shall deliver to the Agent a written notice of its agreement to do so no earlier than 30 days and no later than 20 days prior to such Revolver Termination Date and the Agent shall notify the Borrower of such Extending Lender's agreement to extend its Commitment no later than 15 days prior to such Revolver Termination Date. The Commitment of any Lender that fails to accept or respond to the Borrower's request for extension of the Revolver Termination Date (a "Declining Lender") shall be terminated on the Revolver Termination Date originally in effect (without regard to any extension by other Lenders) and on such Revolver Termination Date the Borrower shall pay in full the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement. The Agent shall promptly notify each Extending Lender of the aggregate Commitments of the Declining Lenders. The Extending Lenders, or any of them, may offer to increase their respective Commitments by an aggregate amount up to the aggregate amount of the Declining Lenders' Commitments and any such Extending Lender shall deliver to the Agent a notice of its offer to so increase its Commitment no later than 15 days prior to such Revolver Termination Date. To the extent of any shortfall in the aggregate amount of extended Commitments, the Borrower shall have the right to require any Declining Lender to assign in full its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower and acceptable to the Agent, that agrees to accept all of such rights and obligations (a "Replacement Lender"), provided that (i) such increase and/or such assignment is otherwise in compliance with Section 8.07, (ii) such Declining Lender receives payment in full of the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement, and (iii) any such increase shall be effective on the Revolver Termination Date in effect at the time the Borrower requests such extension and any such assignment shall be effective on the date specified by the Borrower and agreed to by the Replacement Lender and the Agent. If Extending Lenders and Replacement Lenders provide Commitments in an aggregate amount at least equal to 51% of the aggregate amount of the Commitments outstanding 30 days prior to the Revolver Termination Date in effect at the time the Borrower requests such extension, the Revolver Termination Date shall be extended by 364 days for such Extending Lenders.

              SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

              SECTION 3.01. Conditions Precedent to Effectiveness of Sections
2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the date hereof (the "Effective Date"), provided that the following conditions precedent have been satisfied on such date:

              (a) There shall have occurred no Material Adverse Change since December 31, 1997.

              (b) There shall exist no action, suit, investigation, litigation or proceeding affecting either Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described in the SEC Reports (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described in the SEC Reports.

              (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access, as such Lenders have reasonably requested, to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have requested.

              (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

              (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

              (f) The Borrower shall have paid (i) all accrued fees and expenses of the Agent and the Lenders with respect to this Agreement, including fees contemplated in the Information Memorandum, and (ii) all facility fees accrued under the Original Credit Agreement as of the Effective Date.

              (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                   (i) The representations and warranties contained in Section
              4.01 are correct on and as of the Effective Date, and

                   (ii) No event has occurred and is continuing that constitutes a Default.

                   (iii) The Parent shall have delivered a certificate,
              substantially in form of Exhibit E hereto, signed on behalf of the Parent by a Financial Officer of the Parent.

              (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                   (i) The Revolving Credit Notes to the order of the Lenders, respectively.

                   (ii) Certified copies of the resolutions of the Board of
              Directors of each Loan Party approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Loan Document to which it is a party.

                   (iii) A certificate of the Secretary or an Assistant
              Secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder or thereunder.

                   (iv) An audited Consolidated balance sheet of the Borrower and its Subsidiaries and the related statements of income and cash flows of the Borrower and its Subsidiaries, as of December 31, 1997.

                   (v) A support agreement in substantially the form of Exhibit
              F (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Support Agreement"), duly executed by each Loan Party.

                   (vi) A collateral assignment agreement in substantially the form of Exhibit G (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Collateral Assignment Agreement"), duly executed by the Borrower, together with:

                        (A) acknowledgment copies or stamped receipt copies of
                   proper financing statements (or amendments to financing statements), duly filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Support Agreement and the Collateral Assignment Agreement, covering the Assigned Rights described in the Support Agreement and the Collateral Assignment Agreement, and

                        (B) completed requests for information, dated on or
                   before the Effective Date, listing the financing statements referred to in clause (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (A) above that name the Borrower as debtor, together with copies of such other financing statements.

                   (vii) A favorable opinion of C.C. Nern, General Counsel of the Parent and the Borrower, substantially in the form of Exhibit H hereto and as to such other matters as any Lender through the Agent may reasonably request.

                   (viii) A favorable opinion of King & Spalding, counsel for the Agent, in form and substance satisfactory to the Agent.


              SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

              (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

              (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

              SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with
Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

              (a) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

              (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

              (c) no event has occurred and no circumstance exists as a result of which the information concerning either Loan Party that has been provided to the Agent and each Lender by either Loan Party in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

              SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

              (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

              (b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

              (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes or any other Loan Document to which it is a party.

              (d) This Agreement has been, and each of the Notes and each of the other Loan Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes and each of the other Loan Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

              (e) The Consolidated balance sheets of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by opinions of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheets of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries as at September 30, 1998, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries for the nine months then ended, duly certified by a Financial Officer of the Parent, or the Borrower, as the case may be, copies of each of which have been furnished to each Lender, fairly present, subject in the case of said balance sheets as at September 30, 1998 and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries, as the case may be, as at such dates all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1997, there has been no Material Adverse Change, except as shall have been disclosed in the SEC Reports.

              (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby and there has been no adverse change in the status of any Disclosed Litigation, or its financial effect on any Loan Party or any of its Subsidiaries from that described in the SEC Reports.

              (g) The operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or
         (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

              (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

              (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

              (j) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

              (k) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

              (l) Except as set forth in the financial statements referred to in this Section 4.01, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

              (m) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of

         Regulation U issued by the Board of Governors of the Federal
         Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

              (n) Neither the Borrower nor any of its Subsidiaries is, or after the making of any Advance or the application of the proceeds or repayment thereof, or the consummation of any of the other transactions contemplated hereby, will be, an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

              (o) The Borrower is a "subsidiary company" of a "holding company" (within the meaning of the Public Utility Holding Company Act of 1935, as amended) which holding company is exempt from being required to seek approval to perform its obligations under the Loan Documents pursuant to Rule 2 of the Rules and Regulations promulgated pursuant to the Public Utility Holding Company Act of 1935, as amended.

              (p) The Support Agreement (as it may be amended, supplemented, terminated or otherwise modified in accordance with its terms) is in full force and effect and enforceable in accordance with its terms.

              (q) The Parent is reviewing its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the business of any of its Subsidiaries, (i) will be vulnerable to a Year 2000 Problem or (ii) will be vulnerable to the effects of a Year 2000 Problem suffered by the Parent's or any of its Subsidiaries' major counterparties, in the case of clause (ii), as described in the Parent's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. The Borrower represents and warrants that it does not believe that any Year 2000 Problem will impair the Borrower's ability to pay principal or interest on the Notes in accordance with their terms.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

              SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

              (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

              (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

              (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.


              (d) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that the Borrower shall not be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lenders.

              (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

              (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

              (g) Maintenance of Properties, Etc. Subject to clause (d) above, maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

              (h) Reporting Requirements. Furnish to the Lenders:

                   (i) as soon as available and in any event within 45 days
              after the end of each of the first three quarters of each fiscal year of the Parent, Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

                   (ii) as soon as available and in any event within 90 days
              after the end of each fiscal year of the Parent, a copy of the annual report to Shareholders for such year for the Parent and its Consolidated Subsidiaries, containing the Consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, in each case accompanied by (A) an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders and (B) the report by the Parent filed with the Securities and Exchange Commission on Form U-3A-2 for such fiscal year, containing the Consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidating statements of income and Consolidating statements of retained earnings of the Borrower and its Subsidiaries for such fiscal year, in each case, having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01;

                   (iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and unaudited Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, in each case duly certified (subject to year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01;

                   (iv) as soon as available and in any event within 90 days
              after the end of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion by Deloitte & Touche LLP or other independent public accountants acceptable to the Required Lenders;

                   (v) as soon as possible and in any event within five days
              after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                   (vi) promptly after the sending or filing thereof copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                   (vii) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f);

                   (viii) promptly upon becoming aware of any fact or
              circumstance affecting the Parent or any of its Subsidiaries that would at any time render the Borrower unable to make the representation and warranty contained in Section 4.01(q) on such date, a statement of a duly authorized officer of the Borrower setting forth the details of such fact or circumstance and what action the Parent or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto; and

                   (ix) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

              SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

              (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                   (i) Permitted Liens,

                   (ii) purchase money Liens upon or in any real property or
              equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause
              (ii) shall not exceed $20,000,000 at any time outstanding,

                   (iii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto,

                   (iv) Liens on property of a Person existing at the time such
              Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary,

                   (v) other Liens securing Debt in an aggregate principal
              amount not to exceed $20,000,000 at any time outstanding, and

                   (vi) Liens on the rights of the Borrower under one or more agreements between the Parent and the Borrower, whereby the Parent agrees to provide to the Borrower financial support (in the form of cash or liquid assets) in an aggregate amount no greater than $1,200,000,000, to the extent that the Borrower is unable to make timely payment of interest, principal or premium (or expenses or other obligations related thereto) on any Debt of the Borrower (other than the Debt hereunder), provided that such Liens are granted in favor of one or more creditors under such Debt in order to secure the obligations of the Borrower thereunder, and

                   (vii) the replacement, extension or renewal of any Lien
              permitted by clause (iii), (iv) or (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

              (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

              (c) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.

              (d) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

              SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

              (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

              (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.10(b), 5.01(d), (e) or (h) or 5.02 or in the Collateral Assignment Agreement, (ii) the Parent shall fail to perform or observe any term, covenant or agreement contained in the Support Agreement, or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan
         Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

              (d) Either Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder and Nonrecourse
         Debt) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

              (e) Either Loan Party or DECO shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or either Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

              (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against either Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (g) Any non-monetary judgment or order shall be rendered against either Loan Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (h) The Parent shall at any time cease to hold 100% of the Voting Stock of the Borrower or DECO; or

              (i) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $10,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

              (j) The Parent and its Subsidiaries, on a Consolidated basis, shall at any time cease to:

                   (i) Maintain a ratio of Consolidated EBITDA to cash interest payable on all Debt (excluding, (A) such Nonrecourse Debt of their own and of their Subsidiaries and Affiliates as would be listed as such in the financial statements of the Parent of the kind delivered pursuant to Section 5.01(h)(ii) and (iii) and (B) the Junior Subordinated Debentures) of not less than 2:1 for each period of four consecutive fiscal quarters ending on the last day of September, December, March and June of each year, or

                   (ii) Maintain a ratio of Consolidated Debt (excluding, (A)
              such Nonrecourse Debt of their own and of their Subsidiaries as would be listed in the financial statements of the Parent and (B) the Junior Subordinated Debentures) to Capitalization of not greater than .65:1; or

              (k) any provision of any of the Loan Documents after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                                    THE AGENT

              SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

              SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

              SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

              SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

              SECTION 7.05. Indemnification. The Lenders (other than the Designated Bidders) agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document or any action taken or omitted by the Agent under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

              SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

              SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

              SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 200 Second Avenue, Detroit, MI 48226,
Attention: Christopher C. Arvani; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware 19720 Attention:
Christian Laughton, with a copy to J. Nicholas McKee, 399 Park Avenue, New York, New York 10043; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

              SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

              SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and reasonable expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, each other Loan Document and the other documents to be delivered hereunder and thereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and reasonable expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and reasonable expenses of the Agent and the Lenders, if any (including, without limitation, reasonable internal and external counsel fees and expenses, provided such fees and expenses are not duplicative), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 8.04(a).

         (b) The Borrower agrees to indemnify, to the extent legally permissible, and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, the other Loan Documents any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, the other Loan Documents any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of each Loan Party contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

              SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of either Loan Party against any and all of the obligations of either Loan Party now or hereafter existing under the Loan Documents Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify such Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

              SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

              SECTION 8.07. Assignments, Designations and Participations. (a) Each Lender (other than the Designated Bidders) may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

         (d) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than two such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.03, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

         (e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

         (g) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (h) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

         (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

              SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(i), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to either Loan Party received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

              SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

              SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

              SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              SECTION 8.12. Effective Date. As of the Effective Date, (i) the Original Credit Agreement is amended and restated in full as set forth in this Agreement, (ii) the Commitments (including the Existing Commitments) are restated as set forth in the signature pages hereof, (iii) the Existing Notes are cancelled and replaced by the Notes, and (iv) all obligations which, by the terms of the Original Credit Agreement, are evidenced by the Existing Notes are evidenced by the Notes.

              SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                       SIGNATURE PAGE TO CREDIT AGREEMENT

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   DTE CAPITAL CORPORATION



                                   By        /s/        C.C.       Arvani
                                           -------------------------------------
                                        Assistant Treasurer

Commitment                              Lenders
-----------------------------------------------


$30,000,000                             CITIBANK, N.A.



                                        By   /s/  Anita Brickell
                                             -------------------
                                             Managing Director






                       SIGNATURE PAGE TO CREDIT AGREEMENT

$26,250,000                            ABN AMRO BANK N.V.



                                       By  /s/  Mark R. Lasek
                                           ------------------
                                       Group Vice President



                                       By  /s/  Robert E. Lee IV
                                           ---------------------
                                       Assistant Vice President







                       SIGNATURE PAGE TO CREDIT AGREEMENT

$26,250,000                            BARCLAYS BANK PLC



                                       By  /s/
                                           ---
                                       Name:
                                       Title:






                       SIGNATURE PAGE TO CREDIT AGREEMENT

$26,250,000                            BAYERISCHE LANDESBANK
                                         GIROZENTRALE, CAYMAN
                                         ISLANDS BRANCH



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:












                       SIGNATURE PAGE TO CREDIT AGREEMENT

$26,250,000                            COMERICA BANK



                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:











                       SIGNATURE PAGE TO CREDIT AGREEMENT

$26,250,000                            DEN DANSKE BANK AKTIESELSKAB



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:











                       SIGNATURE PAGE TO CREDIT AGREEMENT

$26,250,000                            THE FIRST NATIONAL BANK OF




                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:








                       SIGNATURE PAGE TO CREDIT AGREEMENT

$20,000,000                            THE BANK OF NEW YORK



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:











                       SIGNATURE PAGE TO CREDIT AGREEMENT

$20,000,000                            THE BANK OF NOVA SCOTIA



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:











                       SIGNATURE PAGE TO CREDIT AGREEMENT

$20,000,000                            THE CHASE MANHATTAN BANK



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:














                       SIGNATURE PAGE TO CREDIT AGREEMENT

$20,000,000                            SOCIETE GENERALE, CHICAGO
                                       BRANCH


                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

















                       SIGNATURE PAGE TO CREDIT AGREEMENT

$15,250,000                            BW CAPITAL MARKETS, INC.



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$15,250,000                            BANK HAPOALIM B.N.



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$12,000,000                            THE INDUSTRIAL BANK OF JAPAN,



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$12,000,000                            MELLON BANK, N.A.



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$12,000,000                            MICHIGAN NATIONAL BANK



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$12,000,000                            PARIBAS



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$12,000,000                            THE SANWA BANK, LIMITED, CHICAGO
                                       BRANCH



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$12,000,000                            UNION BANK OF CALIFORNIA, N.A.



                                       By
                                         ----------------------------
                                       Name:
                                       Title:

$10,000,000                            CIBC, INC.



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$10,000,000                            THE DAI-ICHI KANGYO BANK, LTD.



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

$10,000,000                            KEYBANK NATIONAL ASSOCIATION



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:



                                       By
                                         ---------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE I
                                                         DTE CAPITAL CORPORATION
                                                      APPLICABLE LENDING OFFICES

   ------------------------------------------------------------------------------------------------------------------
   Name of Initial Lender           Domestic Lending Office                  Eurodollar Lending Office
   ------------------------------------------------------------------------------------------------------------------
   Citibank, N.A.                   Two Penns Way, Suite 200                 Same as Domestic Lending Office
                                    New Castle, DE  19720
                                    Attention: Christian Laughton
                                    Telecopier: (302) 894-6120
   ------------------------------------------------------------------------------------------------------------------
   ABN AMRO Bank N.V.               208 South LaSalle, Suite 1500            Same as Domestic Lending Office
                                    Chicago, IL  60604-1003
                                    Attention: Loan Administration
                                    Telecopier:  (312) 992-5155
   ------------------------------------------------------------------------------------------------------------------
   Bank Hapoalim B.N.               1177 Avenue of the Americas              Same as Domestic Lending Office
                                    New York, New York  10036
                                    Attention: Laura Raffa
                                    Telecopier:  (212) 782-2187
   ------------------------------------------------------------------------------------------------------------------
   The Bank of New York             One Wall Street                          Same as Domestic Lending Office
                                    New York, NY  10286
                                    Attention:  Lisa Williams
                                    Telecopier:  (212) 635-7923
   ------------------------------------------------------------------------------------------------------------------
   The Bank of Nova Scotia          600 Peachtree St. N.E., Suite 2700       Same as Domestic Lending Office
                                    Atlanta, GA 30308
                                    Attention:  Shannon Dancila
                                    Telecopier:  (404)  888-8998
   ------------------------------------------------------------------------------------------------------------------
   Barclays Bank PLC                75 Wall Street                           222 Broadway
                                    New York, NY  10265                      New York, NY  10038
                                    Attention:  Christine Francese           Attention:  Dawn Matthews
                                    Telecopier:  (212) 412-5307              Telecopier:  (212) 412-1098
   ------------------------------------------------------------------------------------------------------------------
   Bayerische Landesbank            560 Lexington Avenue                     Same as Domestic Lending Office
   Girozentrale                     New York, NY  10022
                                    Attention:  Sean O'Sullivan
                                    Telecopier:  (212) 310-9868
   ------------------------------------------------------------------------------------------------------------------
   BW Capital Markets, Inc.         630 Fifth Avenue                         Same as Domestic Lending Office
                                    Rockefeller Center, Suite 1919
                                    New York, NY  10111
                                    Attention: Thomas Lowe
                                    Telecopier:  (212) 218-1810
   ------------------------------------------------------------------------------------------------------------------
   The Chase Manhattan Bank         One Chase Manhattan Plaza                Same as Domestic Lending Office
                                    Third Floor
                                    New York, NY  10081
                                    Attention:  Lynett Lang
                                    Telecopier:  (212) 552-5777
   ------------------------------------------------------------------------------------------------------------------
   CIBC, Inc.                       Two Paces West                           Same as Domestic Lending Office
                                    2727 Paces Ferry Road, Suite 1200
                                    Atlanta, GA  30339

                       SIGNATURE PAGE TO CREDIT AGREEMENT

   ------------------------------------------------------------------------------------------------------------------
                                    Attention: Sheryl Leonard
                                    Telecopier:  (770) 319-4950
   ------------------------------------------------------------------------------------------------------------------
   Comerica Bank                    500 Woodward Avenue, MC 3268             Same as Domestic Lending Office
                                    Detroit, MI  48226
                                    Attention:  Donna Pierzynowski
                                    Telecopier:  (313) 222-9514
   ------------------------------------------------------------------------------------------------------------------
   The Dai-Ichi Kangyo              10 S. Wacker Drive, Suite 2600           10 S. Wacker Drive, Suite 2600
   Bank, Ltd.                       Chicago, IL  60606                       Chicago, IL  60606
                                    Attention:  Bonita Conley                Attention:  R. Cummings
                                    Telecopier:  (312) 876-2011              Telecopier:  (312) 876-2011
   ------------------------------------------------------------------------------------------------------------------
   Den Danske Bank                  280 Park Avenue, 4th Floor               Same as Domestic Lending Office
                                    New York, NY  10017
                                    Attention:  Loan Administration
                                    Telecopier:  (212) 490-0252
   ------------------------------------------------------------------------------------------------------------------
   The First National Bank          One First National Plaza                 Same as Domestic Lending Office
   of Chicago                       Chicago, IL  60670
                                    Attention:  Lynn Pozsgay
                                    Telecopier:  (312) 732-3055
   ------------------------------------------------------------------------------------------------------------------
   The Industrial Bank of Japan,    227 West Monroe Street, Suite 2600       Same as Domestic Lending Office
      Limited                       Chicago, IL  60606
                                    Attention:  Debbie Sapyta
                                    Telecopier:  (312) 855-8200
   ------------------------------------------------------------------------------------------------------------------
   KeyBank National Association     127 Public Square                        127 Public Square
                                    Cleveland, OH  44114                     Cleveland, OH  44114
                                    Attention:  Michael Jackson              Attention:  Laura Binkley
                                    Telecopier:  (216) 689-4981              Telecopier:  (216) 689-4981
   ------------------------------------------------------------------------------------------------------------------
   Mellon Bank, N.A.                Three Mellon Bank Center, Rm 2332        Same as Domestic Lending Office
                                    Pittsburgh, PA  15259
                                    Attention: Kathy Capp
                                    Telecopier:  (412) 234-4644
   ------------------------------------------------------------------------------------------------------------------
   Michigan National Bank           27777 Inkster Road                       Same as Domestic Lending Office
                                    Dept. 10-64
                                    Farmington Hills, MI 48333-9065
                                    Attention:  James Tesen
                                    Telecopier:  (248) 473-3577
   ------------------------------------------------------------------------------------------------------------------
   Paribas                          787 Seventh Avenue                       Same as Domestic Lending Office
                                    New York, NY  10019
                                    Attention:  Tecla Hurley
                                    Telecopier:  (212) 841-2217
   ------------------------------------------------------------------------------------------------------------------
   The Sanwa Bank                   10 South Wacker Drive                    Same as Domestic Lending Office
                                    Chicago, IL  60606
                                    Attention:  Richard Ault
                                    Telecopier:  (312) 346-6677
   ------------------------------------------------------------------------------------------------------------------
   Societe Generale                 181 West Madison, Suite 3400             181 West Madison, Suite 3400
                                    Chicago, IL  60602                       Chicago, IL  60602
                                    Attention:  R. Boyd Harman               Attention:  Albert Tune
                                    Telecopier:  (312) 578-5099              Telecopier:  (312) 578-5099

                       SIGNATURE PAGE TO CREDIT AGREEMENT


   ------------------------------------------------------------------------------------------------------------------
   Union Bank of                    Energy Capital Services                  Same as Domestic Lending Office
   California,            N.A.      445 S. Figueroa Street, 15th Floor
                                    Los Angeles, CA  90071
                                    Attention:  Patricia Gonzalez
                                    Telecopier:  (213) 236-4096
   ------------------------------------------------------------------------------------------------------------------


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                Schedule 5.02(a)

                                 Existing Liens



                                      None.



                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE


U.S.$_______________                                Dated:  _______________, 199

         FOR VALUE RECEIVED, the undersigned, DTE CAPITAL CORPORATION, a Michigan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Revolver Termination Date (each as defined in the Credit Agreement referred to below) or, if the Borrower makes a Term Loan Election, on the Maturity Date (each as defined in the Credit Agreement referred to below), the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Second Amended and Restated Credit Agreement dated as of January 19, 1999 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders outstanding on the Revolver Termination Date or Maturity Date, as applicable.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at Two Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Christian Laughton, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                    DTE CAPITAL CORPORATION

                                    By
                                      ------------------------------------------
                                                                          Title:

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                       ADVANCES AND PAYMENTS OF PRINCIPAL

==============================================================================================================================
                          Amount of            Amount of Principal             Unpaid                    Notation
      Date                 Advance               Paid or Prepaid              Principal                  Made By
                                                                               Balance
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE


U.S.$_______________
Dated:  _______________, ____

         FOR VALUE RECEIVED, the undersigned, DTE CAPITAL CORPORATION, a Michigan corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Second Amended and Restated Credit Agreement dated as of January 19, 1999 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lenders parties thereto, and Citibank, N.A., as Agent for the Lender and such other lenders), on _______________, ____ the principal amount of $U.S. ______________.

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

         Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

         Both principal and interest are payable in lawful money of the United States of America to _________________________ for the account of the Lender at the office of _________________________, at _________________________ in same day funds.

         This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       DTE CAPITAL CORPORATION


                                       By
                                         ---------------------------------------
                                                                          Title:


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  399 Park Avenue
  New York, NY  10043                                [Date]

                  Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, DTE Capital Corporation, refers to the Second Amended and Restated Credit Agreement, dated as of January 19, 1999 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and ____________________, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

              (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, ____.

              (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

              (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

              [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

              (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and







                       SIGNATURE PAGE TO CREDIT AGREEMENT

              (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                              Very truly yours,

                                              DTE CAPITAL CORPORATION


                  By
                    ----------------------------------------
                                                             Title:














                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  399 Park Avenue
  New York, NY  10043                                            [Date]


                  Attention:  _______________


Ladies and Gentlemen:

                  The undersigned, DTE Capital Corporation, refers to the Second Amended and Restated Credit Agreement, dated as of January 19, 1999 (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

         (A)      Date of Competitive Bid Borrowing    ________________________
         (B)      Amount of Competitive Bid Borrowing  ________________________
         (C)      [Maturity Date] [Interest Period]    ________________________
         (D)      Interest Rate Basis                  ________________________
         (E)      Interest Payment Date(s)             ________________________
         (F)      ___________________                  ________________________
         (G)      ___________________                  ________________________
         (H)      ___________________                  ________________________

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                  (a) the representations and warranties contained in Section
         4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;





                       SIGNATURE PAGE TO CREDIT AGREEMENT

                  (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

                  (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender as of the date hereof by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

                  (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

                  The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                              Very truly yours,

                                              DTE CAPITAL CORPORATION



                        By
                         --------------------------------
                                                         Title:



















                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Second Amended and Restated Credit Agreement dated as of January 19, 1999 (as amended or modified from time to time, the "Credit Agreement") among DTE Capital Corporation, a Michigan corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed


                       SIGNATURE PAGE TO CREDIT AGREEMENT
appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                       SIGNATURE PAGE TO CREDIT AGREEMENT

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.







                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                   Schedule 1
                                       to
                            Assignment and Acceptance

         Percentage interest assigned:                                                        _____%

         Assignee's Commitment:                                                               $__________

         Aggregate outstanding principal amount of Revolving Credit Advances assigned:        $__________

         Principal amount of Revolving Credit Note payable to Assignee:                       $__________

         Principal amount of Revolving Credit Note payable to Assignor:                       $__________

         Effective Date(1):  _______________, ____


                                          [NAME OF ASSIGNOR], as

Assignor

       By
          __________________________________
                                            Title:

                                         Dated:  _______________, ____


                                         [NAME OF ASSIGNEE], as
Assignee

       By
          __________________________________
                                            Title:

                                         Dated:  _______________, ____

                                         Domestic Lending Office:
                                             [Address]
                                         Eurodollar Lending Office:
                                             [Address]






(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.




                       SIGNATURE PAGE TO CREDIT AGREEMENT

Accepted [and Approved](2) this
__________ day of _______________, ____

_________________________, as Agent


By____________________________
   Title:

[Approved this __________ day of _______________, ____.]


[NAME OF BORROWER]


By____________________________]**
   Title:







(2)   Required if the Asignee is an Eligible Asignee solely by reason of clause
      (viii) of the definition of "Eligible Asignee".



                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                             EXHIBIT D - FORM OF
                                                           DESIGNATION AGREEMENT

                           Dated _______________, ____

         Reference is made to the Second Amended and Restated Credit Agreement dated as of January 19, 1999 (as amended or modified from time to time, the "Credit Agreement") among DTE Capital Corporation, a Michigan corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         _________________________  (the "Designor") and _______________________
(the "Designee") agree as follows:

         1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to Section 2.03 of the Credit Agreement.

         2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

         3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and




                       SIGNATURE PAGE TO CREDIT AGREEMENT
recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 of the Credit Agreement and the rights and obligations of a Lender related thereto.

         6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

         IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date(3):                                  _______________, _____

                                            [NAME OF DESIGNOR],
                                                 as Designor

            By________________________________________
                                              Title:

                                           [NAME OF DESIGNEE],
                                                 as Designee

            By________________________________________
                                              Title:

                            Applicable Lending Office (and address for notices):

                                      [Address]





(3) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Agent.


                       SIGNATURE PAGE TO CREDIT AGREEMENT

Accepted this ____ day
of _______________, ____
_________________________, as Agent

By____________________________
   Title:




















                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                 EXHIBIT E - FORM OF CERTIFICATE
                                                           BY DTE ENERGY COMPANY


                               DTE ENERGY COMPANY
                              OFFICER'S CERTIFICATE

         I, _________________________, [Insert title of Financial Officer (as defined in the Credit Agreement)] of DTE ENERGY COMPANY, a Michigan corporation (the "Parent"), DO HEREBY CERTIFY, in connection with a Borrowing on this date under the Second Amended and Restated Credit Agreement dated as of January 19, 1999 among DTE Capital Corporation, the Banks parties thereto, Citibank, N.A., as agent for said Banks (the "Credit Agreement", the terms defined therein being used herein as therein defined), that:

         1. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

         2. The execution, delivery and performance by the Parent of the Support Agreement, and the consummation of the transactions contemplated hereby and thereby, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Parent.

         3. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Support Agreement and the other Loan Documents to which the Parent is a party shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Parent with respect to the transactions contemplated by the Loan Documents to which it is a party.

         4. The Support Agreement has been, and each of the other Loan Documents to which the Parent is a party when delivered pursuant to the Credit Agreement will have been, duly executed and delivered by the Parent. The Support Agreement is, and each of the other Loan Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.

         5. The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the fiscal year then ended,








                       SIGNATURE PAGE TO CREDIT AGREEMENT
     accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 1998 and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the nine months then ended, copies of which have been furnished to each Lender, attached hereto as Annex A are hereby duly certified by [Insert title of Financial Officer], as fairly presenting, subject in the case of said balance sheet as at September 30, 1998, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 1997 there has been no Material Adverse Change with respect to the Parent.

         IN WITNESS WHEREOF, I have signed this certificate this 19th day of January, 1999.



     ------------------------------------
                                         [Title:]









                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                     EXHIBIT F - FORM OF SUPPORT
                                                           AGREEMENT BETWEEN DTE
                                                         COMPANY AND DTE CAPITAL
                                                                     CORPORATION

         THIS SUPPORT AGREEMENT, dated as of January 19, 1999, is between DTE ENERGY COMPANY, a Michigan corporation ("PARENT"), and DTE CAPITAL CORPORATION, a Michigan corporation ("SUBSIDIARY").

         WHEREAS, Parent is the owner of 100% of the outstanding common stock of Subsidiary;

         WHEREAS, Subsidiary intends from time to time to make borrowings from the lenders party to the Second Amended and Restated $400,000,000 Credit Agreement (such agreement as it may be amended and in effect from time to time, the "CREDIT AGREEMENT"), dated as of January 19, 1999 among the Subsidiary, the lenders party thereto and Citibank, N.A. as Administrative Agent (such lenders and the Administrative Agent being hereinafter collectively referred to as the "LENDERS"), and to issue debt securities to the Lenders pursuant to the Credit Agreement (such borrowings and debt securities, including without limitation all interest, fees, expenses and other amounts payable in accordance with the documentation relating to such borrowings and debt securities being hereinafter collectively referred to as "DEBT");

         WHEREAS, Parent and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary as hereinafter set forth in order to enable Subsidiary and its subsidiaries to incur indebtedness on more advantageous and reasonable terms; and

         WHEREAS, the Lenders will rely upon this Agreement in making loans or extending credit to Subsidiary;

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SECTION STOCK OWNERSHIP. During the term of this Agreement, Parent will own all of the voting common stock of Subsidiary and The Detroit Edison Company ("DECO") now or hereafter issued and outstanding.

1. SECTION NEGATIVE PLEDGE. During the term of this Agreement, Parent will not create or suffer to exist any lien, security interest or other charge of encumbrance, upon or with respect to any voting common stock of DECO from time to time owned by Parent or any capital stock of Subsidiary from time to time owned by Parent, provided, however, that any restriction on the payment of dividends by DECO or Subsidiary contained in any subordinated debt instrument, preferred stock or preference stock of








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


DECO or Subsidiary shall not constitute a lien, security interest or other charge or encumbrance.

1. SECTION LIQUIDITY PROVISION. If, during the term of this Agreement, Subsidiary is unable to make timely payment of interest, principal or premium, if any, on any Debt owing to any Lender by Subsidiary, Parent promptly shall provide to Subsidiary, at its request, such funds (in the form of cash or liquid assets) in an amount sufficient to permit Subsidiary to make timely payment in respect of such Debt as equity or as a loan, as Parent shall determine in its sole discretion. If such funds are advanced to Subsidiary as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as Parent and Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated to any and all Debt of Subsidiary owing to any Lender to the extent and in the manner set forth in Section 7 below. Each of the parties hereto acknowledges that Parent's obligations hereunder do not constitute a guarantee by Parent of Debt of the Subsidiary.

1. SECTION WAIVERS. Parent hereby waives any failure or delay on the part of Subsidiary in asserting or enforcing any of its rights or in making any claims or demands hereunder. Subsidiary or any Lender may at any time, without Parent's consent, without notice to Parent and without affecting or impairing Subsidiary's or such Lender's rights or Parent's obligations hereunder, do any of the following with respect to any Debt: (a) make changes modifications, amendments or alterations, by operation of law or otherwise, including, without limitation, any increase in the principal amount of such Debt or the rate of interest payable thereon or any changes in the method of calculating the rate of interest payable thereon, (b) grant renewals and extensions and extensions of time, for payment or otherwise, (c) accept new or additional documents, instruments or agreements relating to or in substitution of said Debt, or (d) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

1. SECTION AMENDMENT, SUSPENSION. This Agreement may be amended or terminated at any time by written amendment or agreement signed by both parties; provided, however, that except as set forth in the next succeeding sentence, no amendment to the Agreement which adversely affects the rights of Subsidiary or any Lender and no termination of this Agreement shall be effective as to Subsidiary or any Lender until such time as all Debt owing to such Lender by Subsidiary on the date of such amendment or termination shall have been paid in full and such Lender's Commitment (as defined in the Credit Agreement) shall have been terminated, unless such Lender shall consent in writing to the contrary. Notwithstanding the foregoing, Parent's obligations under this Agreement shall be suspended and shall be of no force and effect as to the parties hereto and as to all Lenders if and for so long as (i) Subsidiary shall have (A) a long-term debt rating of not less than "A-" from Standard & Poor's Corporation or its successor ("S&P) or a long-term debt rating of not less than "A3" from Moody's Investors Service or its successor ("MOODY'S") or (B) a short-term debt rating of not less that "A-2" from S&P or a short-term debt rating of not less than "Prime-2" from










                       SIGNATURE PAGE TO CREDIT AGREEMENT

Moody's and (ii) Parent shall have submitted a written request to the Subsidiary that its obligations under this Agreement be so suspended (with a copy to the Administrative Agent) and shall not have revoked such request in writing. Parent covenants that it will revoke any such request to the extent that the suspension of Parent's obligations under this Agreement has an adverse effect on any debt rating of Subsidiary. For purposes of this Section 5, ratings shall be based upon unsecured non-credit enhanced debt of Subsidiary.

1. SECTION RIGHTS OF LENDER. Subsidiary hereby assigns and pledges to the Lenders, for the ratable benefit of each Lender, Subsidiary's rights under Sections 1, 2, 3 and 4 of this Agreement, and, if Subsidiary fails or refuses to take timely action to enforce its rights under Section 1, 2, 3 or 4 of this Agreement, any Lender may enforce such rights on behalf of Subsidiary directly against Parent. Parent hereby consents to such assignment and pledge. This assignment and pledge secures all obligations of Subsidiary under the Credit Agreement and the Notes (as defined in the Credit Agreement). Subsidiary and Parent agree, for the benefit of the Lenders, to execute and deliver all further instruments and documents, and take all further action, that Lenders may request in order to perfect and protect any security interest purported to be granted hereby or to enable the Lenders to enforce their rights and remedies hereunder.

1. SECTION SUBORDINATION. All loans made by Parent to Subsidiary pursuant to Section 3 hereof (the "SUBORDINATED LOANS") shall be subordinate and junior in right of payment to the prior payment in full of all Debt from time to time outstanding owing to ally Lender, to the extent and in the manner provided below:

a) Unless and until all Debt owing to the Lenders shall have been paid in full and the Commitments shall have been terminated:

(1) Parent will not sell, assign or otherwise transfer any claim against Subsidiary in respect of any Subordinated Loan unless such transfer is made expressly subject to this Agreement and the transferee shall execute an instrument whereby the transferee agrees to be bound by the provisions of this
Section 7;

(1) Subsidiary will not make, and Parent will not demand, accept or receive, any direct or indirect payment (in cash, property, by set-off or otherwise) of or on account of any Subordinated Loan, and no such payment shall be due, except that nothing contained in this Section 7(a) shall prevent Subsidiary from making, or Parent from accepting and receiving, any payment on account of Subordinated Loans, if there is not then in existence a default by Subsidiary under the Credit Agreement or the Notes (as defined in the Credit Agreement) or a default by Parent under this Agreement.

a) In the event of (x) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relative to Subsidiary or its creditors of its property, or (y) any proceeding for the voluntary liquidation, dissolution or other winding up of subsidiary, whether or not










                       SIGNATURE PAGE TO CREDIT AGREEMENT
involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or other marshalling of the assets of Subsidiary, then and in any such event:

(1) all Debt owing to the Lenders shall be paid in full before any payment or distribution of any character (whether in cash, securities or other property) shall be made in respect of any Subordinated Loans;

(1) any payment or distribution of any character (whether in cash, securities or other property) which would otherwise (but for the provisions of this Section 7) be payable or deliverable in respect of any Subordinated Loan shall be paid or delivered directly to the Lenders until all Debt owing to the Lenders shall have been paid in full;

(1) Parent irrevocably authorizes and empowers the Lenders to demand, sue for, collect and receive any such payment or distribution and to receipt therefor and to file all such claims and take all such other action, in the name of Parent or the Lenders or otherwise, as the Lenders may determine to be necessary or appropriate for the enforcement of the provisions of this
Section 7 (Parent hereby agreeing to execute and deliver to the Lenders such further instruments confirming such authorization and such powers of attorney, proofs of claim, assignments of claim and other instruments as may be requested by the Lenders in order to enable them to enforce any and all claims with respect to any Subordinated Loans); and

(1) in case any payment or distribution shall, despite the foregoing provisions, be paid or delivered to Parent before all Debt owing to the Lenders shall have been paid in full, such payment or distribution shall be held in trust for, and shall be paid and delivered to, the Lenders until all Debt owing to the Lenders shall have been paid in full.

a) Until all Debt shall be paid in full, Parent hereby defers all rights of subrogation in respect of any payment of Debt made by Parent. Upon payments in full of Debt owing to Lenders, Parent shall be subrogated to the rights of Lenders to receive any further payment or distributions in respect of Debt, provided, however, that nothing in this Section 7(c) will prohibit the Parent from receiving any payments permitted under Section 7(a)(ii).

a) Notwithstanding anything contained in this Section 7, the Parent shall have the right to loan up to $1,200,000,000 to the Subsidiary pursuant to one or more "make-well", "keep-well" or support agreements, which loans may be pari passu in right of payment with the payment in full of all Debt from time to time outstanding owing to any Lender.

2. SECTION NOTICES. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made by United States first class mail, telex, facsimile transmission or hand delivery, addressed as follows:










                       SIGNATURE PAGE TO CREDIT AGREEMENT

              If to Parent:     2000 Second Avenue
                                Detroit, Michigan 48226-1279
                                Attention: Assistant Treasurer-Banking

              If to Subsidiary: 2000 Second Avenue
                                Detroit, Michigan 48226-1279
                                Attention:  Assistant Treasurer

1. SECTION SUCCESSORS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of Lenders, and, notwithstanding that such Lenders are not parties hereto, each Lender shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein as set forth in Section 6. This Agreement is not intended for the benefit of any person other than Lenders and shall not confer or be deemed to confer upon any such person any benefits, rights or remedies hereunder.

1. SECTION GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.


                                       DTE ENERGY COMPANY


                                       By
                                         -------------------------------------
                                         Title:



                                       DTE CAPITAL CORPORATION


                                       By
                                         -------------------------------------
                                         Title:






                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                    EXHIBIT G-FORM OF COLLATERAL
                                                            ASSIGNMENT AGREEMENT

         COLLATERAL ASSIGNMENT AGREEMENT dated as of January 19, 1999, made by DTE CAPITAL CORPORATION, a Michigan corporation (the "GRANTOR"), to CITIBANK, N.A. ("CITIBANK"), as agent (the "AGENT") for the banks (the "LENDERS") parties to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

         (1) The Lenders and the Agent have entered into a Second Amended and Restated Credit Agreement dated as of January 19, 1999 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Grantor, as borrower and Salomon Smith Barney Inc., as arranger. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         (2) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Grantor shall have granted the assignment and security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Lenders as follows:

1. SECTION COLLATERAL ASSIGNMENT. The Grantor hereby assigns to the Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Agent for its benefit and the ratable benefit of the Lenders a security interest in, all of the Grantor's right, title and interest in and to the following (the "COLLATERAL"): the Support Agreement as it may be amended or otherwise modified from time to time (the "ASSIGNED AGREEMENT"), including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreement, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreement, (iii) claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreement, (iv) the right of the Grantor to terminate the Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (iv) all proceeds of any and all of the foregoing Collateral.

1. SECTION SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Borrower now or hereafter existing under the Credit Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the Borrower and the Grantor being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and










                       SIGNATURE PAGE TO CREDIT AGREEMENT
would be owed by the Borrower to the Agent or the Lenders under the Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

1. SECTION GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1. SECTION REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

a) The Assigned Agreement, a true and complete copy of which has been furnished to each Bank, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as permitted by Section 7, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Assigned Agreement by any party thereto.

a) The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Collateral are located at its address specified in Section 15. None of the Collateral is evidenced by a promissory note or other instrument (it being understood that the Assigned Agreement does not constitute a promissory note or other instrument).

a) The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement. The Grantor has no trade names.

a) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.











                       SIGNATURE PAGE TO CREDIT AGREEMENT

a) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Grantor of the assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the assignment and security interest created hereby (including the first priority nature of such assignment and security interest) or (iii) for the exercise by the Agent of its rights and remedies hereunder.

a) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

a) The Grantor has, independently and without reliance upon the Agent or any Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

a) SECTION FURTHER ASSURANCES. The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby.

a) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

1. SECTION PLACE OF PERFECTION; RECORDS. The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in
Section 4(b) or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Collateral. The Grantor will hold and preserve such records and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records.










                       SIGNATURE PAGE TO CREDIT AGREEMENT

a) SECTION AS TO THE ASSIGNED AGREEMENT. The Grantor shall at its expense:

(1) perform and observe all the terms and provisions of the Assigned Agreement to be performed or observed by it, maintain the Assigned Agreement in full force and effect, enforce the Assigned Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Agent.

(1) furnish to the Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Grantor under or pursuant to the Assigned Agreement, and from time to time (A) furnish to the Agent such information and reports regarding the Collateral as the Agent may reasonably request and (B) upon request of the Agent make to any other party to the Assigned Agreement such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder.

a)                 The Grantor shall not:

(1) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the assignment and security interest under this Agreement;

(1) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof;

(1) amend or otherwise modify the Assigned Agreement or give any consent, waiver or approval thereunder; or

(1)                waive any default under or breach of the Assigned Agreement;
or

(1) take any other action in connection with the Assigned Agreement which would impair the value of the interest or rights of the Grantor thereunder or which would impair the interest or rights of the Agent.

a) SECTION PAYMENTS UNDER THE ASSIGNED AGREEMENT. The Grantor agrees, and has effectively so instructed the Parent that upon the occurrence and during the continuance of an Event of Default, all payments due or to become due under or in connection with the Assigned Agreement shall be made directly to the Agent at its address set forth in Section 15.










                       SIGNATURE PAGE TO CREDIT AGREEMENT

a) Except as set forth in Section 12, all moneys received or collected pursuant to subsection (a) above shall be applied to all or any part of the Obligations as the Agent may elect.

1. SECTION AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

a) to receive, indorse and collect any drafts or other instruments or documents in connection therewith, and

a) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Assigned Agreement or the rights of the Agent with respect to any of the Collateral.

1. SECTION AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 13(b).

1. SECTION THE AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Citibank accords its own property.










                       SIGNATURE PAGE TO CREDIT AGREEMENT

1. SECTION REMEDIES. If any Event of Default shall have occurred and be continuing:

a) The Agent may exercise any and all rights and remedies of the Grantor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreement.

a) All payments received by the Grantor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

a) All payments made under or in connection with the Assigned Agreement or otherwise in respect of the Collateral, and all cash proceeds in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, received by the Agent may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Lenders against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such payments or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "CODE") (whether or not the Code applies to the affected Collateral).

a) SECTION INDEMNITY AND EXPENSES. The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

a) The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or










                       SIGNATURE PAGE TO CREDIT AGREEMENT
enforcement of any of the rights of the Agent or the Lenders hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

1. SECTION AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

1. SECTION ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Grantor, at its address at 2000 Second Avenue, Detroit, MI 48226, Attention: Christopher Arvani, and if to the Agent, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

1. SECTION CONTINUING ASSIGNMENT AND SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitments, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by it) held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article VI (concerning the Agent) of the Credit Agreement. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

1. SECTION GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the assignment and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws










                       SIGNATURE PAGE TO CREDIT AGREEMENT
of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Code are used herein as therein defined.

         IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                     DTE CAPITAL CORPORATION


         By
         ------------------------------------------
                                                       Name:
                                                       Title:







                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                                             EXHIBIT H - FORM OF
                                          OPINION OF COUNSEL TO THE LOAN PARTIES



                                     [Date]


To each of the Lenders parties
to the Second Amended and
Restated Credit Agreement
dated as of January __, 1999
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger

                             DTE Capital Corporation

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.01(h)(vii) of the Second Amended and Restated Credit Agreement, dated as of January __, 1999 (the "CREDIT AGREEMENT"), among DTE Capital Corporation (the "BORROWER"), the Lenders parties thereto and Citibank, N.A., as Agent for said Lenders, with Salomon Smith Barney Inc. as Arranger. Terms defined in the Credit Agreement are used herein as therein defined.

         I am General Counsel for each Loan Party, and have acted in that capacity in connection with the preparation, execution and delivery of the Loan Documents.

         In that connection, I, in conjunction with the members of my staff, have examined:

(i)                Each Loan Document, executed by each of the parties thereto.

(i)                The other documents furnished by the Borrower pursuant to
Article III of the Credit Agreement.

(i) The Articles of Incorporation of each Loan Party and all amendments thereto (the "CHARTERS").

(i)                The By-Laws of each Loan Party and all amendments thereto
(the "BY-LAWS").










                       SIGNATURE PAGE TO CREDIT AGREEMENT

(i) Certificates from the State of Michigan attesting to the continued corporate existence and good standing of each Loan Party in that State.























                       SIGNATURE PAGE TO CREDIT AGREEMENT

To each of the Lenders parties
to the Second Amended and
Restated Credit Agreement
dated as of January __, 1999
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger

(ii) Acknowledgment copies or stamped receipt copies of the UCC-1 financial statement filed by the Agent in connection with the Original Credit Agreement and any amendments thereto (the "UCC FILINGS") under the Uniform Commercial Code as in effect the State of Michigan (the "UCC"), naming the Borrower as debtor and the Agent as secured party, which UCC Filings have been filed in the filing offices listed in Schedule 1 hereto.

I have also examined the originals, or copies certified to my satisfaction, of the documents listed in a certificate of a Financial Officer of each Loan Party, dated the date hereof (the "CERTIFICATES"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or any Loan Party's obligations under the Loan Documents to which it is party. In addition, I have examined the originals, copies certified to my satisfaction, of such other corporate records of each Loan Party, certificates of public officials and of officers of each Loan Party, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

         My opinions expressed below are limited to the law of the State of Michigan and the federal law of the United States.

         Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

1. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is party, and the consummation of the transactions contemplated thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charters or the By-Laws of such Loan Party or (ii) any law, rule or regulation applicable to such Loan Party (including, without limitation, Regulation X of the Board of Governors of
















                       SIGNATURE PAGE TO CREDIT AGREEMENT

To each of the Lenders parties
to the Second Amended and
Restated Credit Agreement
dated as of January __, 1999
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger


the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificates or, to the best of my knowledge (after due inquiry), contained in any other similar document.

1. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Loan Parties of the Loan Documents to which each is a party, and (ii) the grant by the Borrower of the security interest granted by it pursuant to the Assignment Agreement.

1. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto.

1. Except as may have been disclosed to you in the SEC Reports, to the best of my knowledge (after due inquiry) there are no pending or overtly threatened actions or proceedings affecting any Loan Party or any of their Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purport to affect the legality, validity, binding effect or enforceability of any Loan Documents or the consummation of the transactions contemplated thereby.

1. If, despite the provisions of Section 8.09 of the Credit Agreement, Section 17 of the Collateral Assignment Agreement and Section 10 of the Support Agreement wherein the parties thereto agree that the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York, a court of the State of Michigan or a federal court sitting in the State of Michigan were to hold that the Loan Documents are governed by, and to be construed in accordance with the laws of the State of Michigan, the Loan Documents would be, under the laws of the State of Michigan, legal, valid and binding obligations of each Loan Party thereto enforceable against such Loan Party in accordance with their respective terms.

1. The Collateral Assignment Agreement creates a valid first priority security interest in the Assigned Rights, securing the payment of the Obligations. The UCC Filings are in appropriate form and have been filed pursuant to the UCC, resulting in the perfection of such security interest in the Assigned Rights.

1. Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal













                       SIGNATURE PAGE TO CREDIT AGREEMENT

To each of the Lenders parties
to the Second Amended and
Restated Credit Agreement
dated as of January __, 1999
among DTE Capital Corporation,
said Lenders and Citibank, N.A.
as Agent, with Salomon Smith Barney
Inc. as Arranger


underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; the Parent is an exempt holding company pursuant to the provisions of Rule 2 of the rules and regulations promulgated pursuant to the Public Utility Holding Company Act of 1935, as amended.

         The opinions set forth above are subject to the following qualifications:

a) Our opinion in paragraph 6 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

a) Our opinion in paragraph 6 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

a) We express no opinion as to participation and the effect of the law of any jurisdiction other than the State of Michigan wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.


                                                      Very truly yours,












                       SIGNATURE PAGE TO CREDIT AGREEMENT

         EXECUTION COPY


                         COLLATERAL ASSIGNMENT AGREEMENT


         COLLATERAL ASSIGNMENT AGREEMENT dated as of January 19, 1999, made by DTE CAPITAL CORPORATION, a Michigan corporation (the "GRANTOR"), to CITIBANK, N.A. ("CITIBANK"), as agent (the "AGENT") for the banks (the "LENDERS") parties to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

         (1) The Lenders and the Agent have entered into a Second Amended and Restated Credit Agreement dated as of January 19, 1999 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Grantor, as borrower and Salomon Smith Barney Inc., as arranger. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         (2) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Grantor shall have granted the assignment and security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Lenders as follows:

         SECTION . COLLATERAL ASSIGNMENT. The Grantor hereby assigns to the Agent for its benefit and the ratable benefit of the Lenders, and hereby grants to the Agent for its benefit and the ratable benefit of the Lenders a security interest in, all of the Grantor's right, title and interest in and to the following (the "COLLATERAL"): the Support Agreement as it may be amended or otherwise modified from time to time (the "ASSIGNED AGREEMENT"), including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreement, (ii) all rights of the Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreement, (iii) claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreement, (iv) the right of the Grantor to terminate the Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (iv) all proceeds of any and all of the foregoing Collateral.

         SECTION . SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Borrower now or hereafter existing under the Credit Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Grantor now or hereafter existing under this Agreement (all such obligations of the Borrower and the Grantor being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Agent or the Lenders under the Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         SECTION . GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION . REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

                  () The Assigned Agreement, a true and complete copy of which has been furnished to each Bank, has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified except as permitted by Section 7, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Assigned Agreement by any party thereto.

                  () The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Collateral are located at its address specified in
         Section 15. None of the Collateral is evidenced by a promissory note or other instrument (it being understood that the Assigned Agreement does not constitute a promissory note or other instrument).

                  () The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement. The Grantor has no trade names.

                  () This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                  () No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required () for the grant by the Grantor of the assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, () for the perfection or maintenance of the assignment and security interest created hereby (including the first priority nature of such assignment and security interest) or () for the exercise by the Agent of its rights and remedies hereunder.

                  () There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                  () The Grantor has, independently and without reliance upon the Agent or any Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         SECTION . FURTHER ASSURANCES. () The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby.

         () The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION . PLACE OF PERFECTION; RECORDS. The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in
Section 4(b) or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Collateral. The Grantor will hold and preserve such records and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records.

         SECTION . AS TO THE ASSIGNED AGREEMENT. () The Grantor shall at its expense:

                  () perform and observe all the terms and provisions of the Assigned Agreement to be performed or observed by it, maintain the Assigned Agreement in full force and effect, enforce the Assigned Agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Agent.

                  () furnish to the Agent promptly upon receipt thereof copies of all notices, requests and other documents received by the Grantor under or pursuant to the Assigned Agreement, and from time to time (A) furnish to the Agent such information and reports regarding the Collateral as the Agent may reasonably request and (B) upon request of the Agent make to any other party to the Assigned Agreement such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder.

         ()       The Grantor shall not:

                  () sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the assignment and security interest under this Agreement;

                  () cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof;

                  () amend or otherwise modify the Assigned Agreement or give any consent, waiver or approval thereunder; or

                  () waive any default under or breach of the Assigned Agreement; or

                  () take any other action in connection with the Assigned Agreement which would impair the value of the interest or rights of the Grantor thereunder or which would impair the interest or rights of the Agent.

         SECTION . PAYMENTS UNDER THE ASSIGNED AGREEMENT. () The Grantor agrees, and has effectively so instructed the Parent that upon the occurrence and during the continuance of an Event of Default, all payments due or to become due under or in connection with the Assigned Agreement shall be made directly to the Agent at its address set forth in Section 15.

         () Except as set forth in Section 12, all moneys received or collected pursuant to subsection (a) above shall be applied to all or any part of the Obligations as the Agent may elect.

         SECTION . AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  () to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

                  () to receive, indorse and collect any drafts or other instruments or documents in connection therewith, and

                  () to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the Assigned Agreement or the rights of the Agent with respect to any of the Collateral.

         SECTION . AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 13(b).

         SECTION . THE AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Citibank accords its own property.

         SECTION . REMEDIES. If any Event of Default shall have occurred and be continuing:

                  () The Agent may exercise any and all rights and remedies of the Grantor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreement.

                  () All payments received by the Grantor under or in connection with the Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

                  () All payments made under or in connection with the Assigned Agreement or otherwise in respect of the Collateral, and all cash proceeds in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, received by the Agent may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 13) in whole or in part by the Agent for the ratable benefit of the Lenders against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such payments or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  () The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "CODE") (whether or not the Code applies to the affected Collateral).

         SECTION . INDEMNITY AND EXPENSES. () The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

         () The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with () the administration of this Agreement, () the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, () the exercise or enforcement of any of the rights of the Agent or the Lenders hereunder or () the failure by the Grantor to perform or observe any of the provisions hereof.

         SECTION . AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION . ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Grantor, at its address at 2000 Second Avenue, Detroit, MI 48226, Attention: Christopher Arvani, and if to the Agent, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

         SECTION . CONTINUING ASSIGNMENT AND SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall () remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitments, () be binding upon the Grantor, its successors and assigns, and () inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by it) held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, subject, however, to the provisions of Article VI (concerning the Agent) of the Credit Agreement. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION . GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the assignment and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Code are used herein as therein defined.

         IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                      DTE CAPITAL CORPORATION


                                                      By /s/ C.C. Arvani
                                                      --------------------------
                                                      Assistant Treasurer